Exhibit 99.1

Daré Bioscience Announces Achievement of First Commercial Milestone Under License Agreement for XACIATO™ (Clindamycin Phosphate) Vaginal Gel, 2%, FDA-Approved Treatment for Bacterial Vaginosis in Females 12 Years or Older

Daré to receive $1.8 million payment; eligible for additional potential milestone payments of up to $180 million and tiered double-digit royalties based on net sales

SAN DIEGO, October 16, 2023 – Daré Bioscience, Inc. (NASDAQ: DARE), a leader in women’s health innovation, today announced the first shipment of XACIATOTM [pronounced zah-she-AH-toe] (clindamycin phosphate) vaginal gel, 2% in connection with the first commercial sale of the product in the United States, triggering a $1.8 million payment to Daré under its global license agreement with Organon.

“This is a major achievement for Daré Bioscience, proving our ability to accelerate the development of much-needed, innovative medicines for women,” said Sabrina Martucci Johnson, President and CEO of Daré Bioscience. “In less than five years since licensing the technology, we advanced a pivotal clinical trial, gained U.S. Food and Drug Administration approval, and ensured supply to support launch of XACIATO. We look forward to our continued collaboration with Organon and its established sales force to offer this important treatment for bacterial vaginosis in females 12 years or older.”

The New Drug Application for XACIATO was supported by positive results from the DARE-BVFREE Phase 3 randomized, multi-center, double-blinded, placebo-controlled clinical trial evaluating XACIATO (formerly known as DARE-BV1) for the treatment of bacterial vaginosis (NCT04370548).

Daré and Organon entered into a global exclusive license agreement for XACIATO in March 2022. Daré received a $10.0 million upfront payment after the license agreement became effective and a $1.0 million payment in July 2023. In addition to the $1.8 million milestone payment, Daré is eligible to receive potential future milestone payments of up to $180 million and tiered double-digit royalties based on net sales.

About Bacterial Vaginosis

Bacterial vaginosis is the most common vaginal condition in women of reproductive age in the United States. The condition results from an overgrowth of certain bacteria, which upsets the balance of the natural vaginal microbiome and can lead to symptoms of odor or discharge. Bacterial vaginosis may self-resolve in up to 30% of women, but most symptomatic women require treatment. If left untreated, bacterial vaginosis may lead to serious complications. Bacterial vaginosis has also been shown to disproportionately affect non-Hispanic Black and Mexican American women.

About XACIATO

XACIATO is indicated for the treatment of bacterial vaginosis in females 12 years and older. A single-dose user-filled disposable applicator delivers 5g of vaginal gel containing 100mg of clindamycin.

Selected Safety Information

XACIATO is contraindicated in individuals with a history of hypersensitivity to clindamycin or lincomycin.

Clostridioides difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including clindamycin, and may range in severity from mild diarrhea to fatal colitis. Careful medical history is necessary since CDAD has been reported to occur over 2 months after the administration of antibacterial agents. If CDAD is suspected or confirmed, ongoing antibacterial use not directed against C. difficile may need to be discontinued.

Polyurethane condoms are not recommended during treatment with XACIATO or for 7 days following treatment. During this time period, polyurethane condoms may not be reliable for preventing pregnancy or for protecting against transmission of HIV and other sexually transmitted diseases. Latex or polyisoprene condoms should be used.

XACIATO may result in the overgrowth of Candida spp. in the vagina resulting in vulvovaginal candidiasis, which may require antifungal treatment.

The most common adverse reactions reported in >2% of patients and at a higher rate in the XACIATO group than in the placebo group were vulvovaginal candidiasis and vulvovaginal discomfort.

XACIATO has not been studied in pregnant women. However, based on the low systemic absorption of XACIATO following the intravaginal route of administration in nonpregnant women, maternal use is not likely to result in significant fetal exposure to the drug.

There are no data on the effect of clindamycin on milk production. The developmental and health benefits of breastfeeding should be considered along with the mother’s clinical need for clindamycin and any potential adverse effects on the breastfed child from clindamycin or from the underlying maternal condition.

Please see the Prescribing Information, Patient Information, and Instructions for Use.

About Daré Bioscience

Daré Bioscience is a biopharmaceutical company committed to advancing innovative products for women’s health. The company’s mission is to identify, develop and bring to market a diverse portfolio of differentiated therapies that prioritize women’s health and well-being, expand treatment options, and improve outcomes, primarily in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility.

Daré’s first FDA-approved product, XACIATO™ (clindamycin phosphate) vaginal gel, 2% is a lincosamide antibacterial indicated for the treatment of bacterial vaginosis in female patients 12 years of age and older, which is under a global license agreement with Organon. Daré’s portfolio also includes potential first-in-category candidates in clinical development: Ovaprene®, a novel, hormone-free monthly intravaginal contraceptive whose U.S. commercial rights are under a license agreement with Bayer; Sildenafil Cream, 3.6%, a novel cream formulation of sildenafil to treat female sexual arousal disorder (FSAD) and/or female sexual interest/arousal disorder (FSIAD) utilizing the active ingredient in Viagra®; and DARE-HRT1, a combination bio-identical estradiol and progesterone intravaginal ring for menopausal hormone therapy. To learn more about XACIATO, Daré’s full portfolio of women’s health product candidates, and Daré’s mission to deliver differentiated therapies for women, please visit www.darebioscience.com.

Daré Bioscience leadership has been named on the Medicine Maker’s Power List and Endpoints News’ Women in Biopharma 2022. In 2023, Daré’s CEO was honored as one of Fierce Pharma’s Most Influential People in Biopharma for Daré’s contributions to innovation and advocacy in the women’s health space. Daré Bioscience placed #1 in the Small Company category of the San Diego Business Journal’s 2023 Best Places to Work Awards.

Daré may announce material information about its finances, product and product candidates, clinical trials and other matters using the Investors section of its website (http://ir.darebioscience.com), SEC filings, press releases, public conference calls and webcasts. Daré will use these channels to distribute material information about the company and may also use social media to communicate important information about the company, its finances, product and product candidates, clinical trials and other matters. The information Daré posts on its investor relations website or through social media channels may be deemed to be material information. Daré encourages investors, the media, and others interested in the company to review the information Daré posts in the Investors section of its website and to follow these Twitter accounts: @SabrinaDareCEO and @DareBioscience. Any updates to the list of social media channels the company may use to communicate information will be posted in the Investors section of Daré’s website.

Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this press release, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” or the negative version of these words and similar expressions. In this press release, forward-looking statements include, but are not limited to, statements relating to receipt of payments under Daré’s license agreement with Organon. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release, including, without limitation: the risks that milestones under the agreement with Organon may not be achieved and milestone payments received, if any, may be significantly less than the potential total amount; the potential for royalty payments to be subject to reductions and offsets; the potential for payments under the license agreement with Organon to become subject to dispute and not received in the amount or on the timeline anticipated; dependence on Organon to commercialize licensed products and on other third parties for commercial supplies of licensed products and components and Daré’s lack of control over the efforts and resources expended by those third parties; Daré’s ability to raise additional capital when and as needed to support its operations, execute its business strategy and continue as a going concern; general industry conditions and competition; the effects of macroeconomic conditions such as inflation, rising interest rates and geopolitical events on Daré’s operations, financial results and condition, and ability to achieve current plans and objectives; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; the risk that developments by competitors make Daré’s product or product candidates less competitive or obsolete; difficulties establishing and sustaining relationships with development and/or commercial collaborators; failure of Daré’s product or product candidates, if approved, to gain market acceptance or obtain adequate coverage or reimbursement from third-party payers; Daré’s ability to retain its licensed rights to develop and commercialize a product or product candidate; Daré’s ability to satisfy the monetary obligations and other requirements in connection with its exclusive, in-license agreements covering the critical patents and related intellectual property related to its product and product candidates; Daré’s ability to adequately protect or enforce its, or its licensor’s, intellectual property rights; the lack of patent protection for the active ingredients in certain of Daré’s product candidates which could expose its products to competition from other formulations using the same active ingredients; product liability claims; governmental investigations or actions relating to Daré’s product or product candidates or the business activities of Daré, its commercial collaborators or other third parties on which Daré relies; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; cybersecurity incidents or similar events that compromise Daré’s technology systems or those of third parties on which it relies and/or significantly disrupt Daré’s business; and disputes or other developments concerning Daré’s intellectual property rights. Daré’s forward-looking statements are based upon its current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts:

Media and Investors on behalf of Daré Bioscience, Inc:

Camilla White / Simona Kormanikova

Dentons Global Advisors

DareBioscience@dentonsglobaladvisors.com / 1.212.466.6450

Source: Daré Bioscience, Inc.

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